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                                                                   EXHIBIT 10.16

                                                                  Execution Copy

                                      NOTE
                                (NON-NEGOTIABLE)

$2,820,000                                              Pittsburgh, Pennsylvania
                                                               December 29, 2000

   FOR VALUE RECEIVED and intending to be legally bound hereby, the undersigned, William W. McKee, an individual ("Maker"), hereby unconditionally promises to pay PITT-DES MOINES, INC., a Pennsylvania corporation ("PDM"), in immediately available funds, the principal sum of two million eight hundred twenty thousand dollars ($2,820,000), together with interest at a rate equal to the greater of (1) the rate charged to PDM under its senior credit facility from time to time or (2) the Applicable Federal Short-Term per annum interest rate, as published by the Internal Revenue Service from time to time, calculated on the basis of a 360 day calendar year and 30 day month for prorating the calculation of interest, on the dates and in the manner set forth herein. The aforesaid interest rate shall continue to apply whether or not judgment shall be entered on this Note.

   The principal balance and any accrued interest under this Note shall be due in a single lump sum on the date of consummation (in a single transaction or series of related transactions) of the sale of all or substantially all (more than 50%) of the common stock, no par value, of PDM whether by tender offer, merger or otherwise. All payments of principal and interest shall be made in United States currency. If any payment or action to be made or taken hereunder shall be stated to be or become due on a Saturday, Sunday or on any other day which is a legal bank holiday under the laws of the Commonwealth of Pennsylvania, such payment or action shall be or become due on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

   Maker shall be in default under this Note upon the happening of any of the following events of default (each being referred to herein as an "Event of Default"): (a) default in the payment within three (3) business days of the due date of any principal or interest on this Note; or (b) insolvency, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by or the commencement of proceedings under any bankruptcy or insolvency laws by or against Maker or any guarantor or surety of any of the obligations of Maker, for so long as such proceedings or appointment are not reasonably contested in good faith by Maker.

   Upon the occurrence of any Event of Default under subparagraph (a) of the preceding paragraph, PDM may declare the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon to be immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of PDM. Upon the occurrence of any Event of Default under subparagraph (b) of the preceding paragraph, the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon shall be immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of PDM. If the principal of this Note or any portion hereof and, to the extent permitted by law, interest hereon shall not be paid when due, whether by acceleration or otherwise, the same shall bear interest for any period during which the same shall be overdue at a rate per annum equal to the Default Rate, and payable on demand. "Default Rate" means a rate of interest that is three percentage points above the prime lending rate being charged by PNC Bank, N.A. in Pittsburgh, Pennsylvania.

   Maker shall have the right at any time to prepay all, or any part of, the principal amount of this Note without prepayment premium or penalty of any kind.

   Maker shall have no off-set rights against amounts due under this Note for claims against PDM.
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   Maker waives demand, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collection and bringing suit and the holder hereof may extend the time for payment or accept partial payment without discharging or releasing Maker.

   This Note shall bind Maker and the heirs, personal representatives, successors and assigns of Maker, and the benefits hereof shall inure to the benefit of PDM and its successors and assigns. All references herein to "Maker" shall be deemed to apply to Maker and to the heirs, personal representatives, successors and assigns of Maker, and all references herein to "PDM" shall be deemed to apply to PDM and its successors and assigns.

   This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to conflict of laws principles.

   IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note on the day and year first above written with the intention that this Note shall constitute a sealed instrument.

WITNESS:

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                                          William W. McKee

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